Table of Contents

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3PEA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	95-4550154
(State or other jurisdiction of incorporation or organization)	(Primary SIC Number)	(I.R.S. Employer Identification No.)

1700 W. Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(702) 453-2221

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Mark Newcomer

Chief Executive Officer

3PEA International, Inc.

1700 W. Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(702) 453-2221

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert J. Mottern, Esq.

Davis Gillett Mottern & Sims, LLC

545 Dutch Valley Road, N.E.

Suite A

Atlanta, Georgia 30324

Tel. (404) 607-6933

Fax (888) 719-4838

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,690,000	$6.98	$18,776,200.00	$2,275.68

(1)	In accordance with Rule 416 under the Securities Act of 1933, also includes an indeterminable number of shares that may become issuable by reason of stock splits, stock dividends, and similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act of 1933 based on the average of the high and low sales price of the common stock, as reported on the Nasdaq Capital Market on March 22, 2019.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The 2,690,000 shares of common stock to be registered pursuant to this Registration Statement consists of 2,190,000 shares to be issued pursuant to restricted stock grants to certain employees and consultants to 3PEA International, Inc., and 500,000 shares of common stock issuable pursuant to a stock option issued to an employee of 3PEA International, Inc.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated March 29, 2019

PROSPECTUS

3PEA INTERNATIONAL, INC.

2,690,000 Shares

Common Stock ($0.001 par value)

This prospectus relates to the resale of up to 2,690,000 shares of 3PEA International, Inc. (“3PEA,” “Company,” “we,” “our” or “us”) common stock by the selling stockholders listed in this prospectus or their permitted transferees.  The common stock to be sold by the selling stockholders was issued pursuant to restricted stock grant agreements or stock option agreements with each selling stockholder as partial compensation for services rendered or to be rendered to us by the selling stockholders.

All of the shares offered hereby are being sold by the selling stockholders named in this prospectus, and we will not receive any proceeds from sales of these securities. We will bear the costs and fees of the registration of the shares, and the selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

The prices at which the selling stockholders or their permitted transferees may dispose of their shares or interests therein will be determined by the selling stockholders at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or otherwise as described under the section of this prospectus under “Plan of Distribution” beginning on page 7. Information regarding the selling stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Our common stock is listed on the Nasdaq Capital Market under the symbol “TPNL.” On March 22, 2019, the closing price of our common stock was $6.98 on the Nasdaq Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

Unless the context otherwise requires, all references to “3PEA,” “we,” “us,” “our,” “company,” or “Company” in this prospectus refer to 3PEA International, Inc., a Nevada corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

You should rely only on the information contained or incorporated by reference in this prospectus or any related prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this reoffer prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire reoffer prospectus, including the risks of investing in our common stock discussed under the section entitled “Risk Factors” contained in this reoffer prospectus and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements and related notes and the exhibits to the registration statement of which this reoffer prospectus forms a part.

The Company

We are a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications. Our payment solutions are utilized by our corporate customers as a means to increase customer loyalty, increase patient adherence rates, reduce administration costs and streamline operations. Public sector organizations can utilize our payment solutions to disburse public benefits or for internal payments. We market our prepaid card solutions under our PaySign brand. As we are a payment processor and prepaid card program manager, we derive our revenue from all stages of the prepaid card lifecycle. We provide a card processing platform consisting of proprietary systems and innovative software applications based on the unique needs of our clients. We have extended our processing business capabilities through our proprietary PaySign platform. Through the PaySign platform, we provide a variety of services including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting, and customer service.

 The PaySign platform was built on modern cross-platform architecture and designed to be highly flexible, scalable and customizable. The platform has allowed us to significantly expand our operational capabilities by facilitating our entry into new markets within the payments space through its flexibility and ease of customization. The PaySign platform delivers cost benefits and revenue building opportunities to our partners.

We have developed prepaid card programs for corporate incentive and rewards including, but not limited to, consumer rebates and rewards, donor compensation, healthcare reimbursement payments and pharmaceutical payment assistance. We are expanding our product offerings to include additional corporate incentive products, payroll cards, demand deposit accounts accessible with a debit card, travel cards, and expense reimbursement cards. Our cards are sponsored by our issuing bank partners.

We manage all aspects of the debit card lifecycle, from managing the card design and approval processes with partners and networks, to production, packaging, distribution, and personalization. We also oversee inventory and security controls, renewals, lost and stolen card management and replacement. We deploy a fully staffed, in-house customer service department which utilizes bi-lingual customer service representatives, Interactive Voice Response, and two-way short message service messaging.

To date, we have issued millions of prepaid debit cards under programs implemented for Fortune 500 companies, multinationals, as well as top pharmaceutical manufacturers, universities and social media companies.

Depending on the program selected by the client, we generate the following types of revenues: setup charges; customized software development fees; data processing and report generation fees; transaction fees from each transaction by a cardholder; interchange fees; card fulfillment fees; fees related to customer service and administrative fees.

Recent Developments

On March 4, 2019, our board of directors and stockholders holding a majority of our outstanding common stock agreed to amend our articles of incorporation to change our name to “PaySign, Inc.” We expect to implement the name change amendment twenty-one days after we distribute an information statement relating to the name change amendment to our shareholders, in accordance with Rule 14c-2 under the Securities Exchange Act of 1934. After our name change is effective, we plan to change our trading symbol on the NASDAQ Capital Market to “PAYS.”

Corporate Information

 Our principal executive offices are located at 1700 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89012, and our telephone number is (702) 453-2221. Our website address is www.3pea.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

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THE OFFERING

Securities Covered Hereby	2,690,000 shares of common stock, par value $0.001 per share.

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of these securities by the selling stockholders.

NASDAQ Symbol	TPNL

Risk Factors	Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” beginning on page4 of this prospectus. You should also refer to the other information in this prospectus, including our financial statements and the related notes incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends,” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our shareholders and other readers not to place undue reliance on such statements.

You should read this reoffer prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 12, 2018, and elsewhere in the documents incorporated by reference into this reoffer prospectus.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

All proceeds from the disposition of the common stock covered by this prospectus will go to the selling stockholders. We will not receive any proceeds from the disposition of the common stock by the selling stockholders. See “Plan of Distribution.”

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear the costs, fees and expenses incurred to effect the registration of the shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS

 This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 3,150,000 shares of common stock issued or issuable pursuant to restricted stock grants or stock options issued to the selling stockholder as partial compensation for services rendered or to be rendered to us by the selling stockholders. We are registering the shares of common stock to permit the selling stockholders to offer such shares for resale from time to time.

Selling stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each selling stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s shares since the date of the information in the following table. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the selling stockholders or to other affiliates, we may supplement this reoffer prospectus to reflect such additional shares to the selling stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The table below sets forth, as of March 22, 2019, the following information regarding the selling stockholders:

•	the number of shares of common stock beneficially owned by each selling stockholder prior to this offering (as such term is defined in Rule 13d-3 under the Exchange Act);

•	the number of shares of common stock to be offered by each selling stockholder in this offering;

•	the number of shares of common stock to be beneficially owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus; and

•	the percentage of our issued and outstanding common stock to be owned by each selling stockholder assuming the sale of all of the common stock covered by this reoffer prospectus based on 46,731,912 shares of common stock issued and outstanding as of March 22, 2019.

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As indicated below in the footnotes to the following table, certain of the shares that may be reoffered and resold by this reoffer prospectus vest in equal installments either annually or quarterly over five years from the date of grant, subject to such selling stockholder’s continued employment with or service to us.

All information with respect to the common stock ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the footnotes to the table below, the selling stockholders have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them. Because the selling stockholders identified in the table may sell some or all of the common stock owned by them and covered by this reoffer prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the common stock owned beneficially by them that are covered by this reoffer prospectus, but will not sell any other common stock that they presently own.

Name of Selling Stockholder	Shares Beneficially Owned prior to Offering	Shares Offered by this Reoffer Prospectus	Shares Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering
Brian Polan (1)	256,390	500,000	56,390	*
Albert Negron (2)	108,677	490,000	18,677	*
Eric Trudeau (3)	100,000	500,000	–	*
Egon Kardum (4)	241,110	250,000	241,110	*
Dana Barciz (5)	–	150,000	–	*
Brendan McGrath (6)	100,000	300,000	–	*

*	Less than 1%.

(1)	The 500,000 shares that may be offered and sold by this reoffer prospectus were granted on November 11, 2016, and vest in equal installments on a quarterly basis over a five year period, beginning with the quarter ended December 31, 2016. Within 60 days after March 22, 2019, 250,000 shares will have vested. Of the total grant, 200,000 shares have been issued and 300,000 have not been issued. Mr. Polan is our VP of Finance.

(2)	The 490,000 shares that may be offered and sold by this reoffer prospectus were granted on December 31, 2017. 90,000 of the shares vested in the year ended December 30, 2018, and the remaining 400,000 shares vest in equal installments on an annual basis over the following four year period. Within 60 days after March 22, 2019, 90,000 shares will have vested. Of the total grant, 90,000 shares have been issued and 400,000 have not been issued. Mr. Negron is our Senior VP of Business Development.

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(3)	The 500,000 shares that may be offered and sold by this reoffer prospectus were granted on December 20, 2017, and vest in equal installments on an annual basis over a five year period from the date of grant. Within 60 days after March 22, 2019, 100,000 shares will have vested. Of the total grant, 100,000 shares have been issued and 400,000 have not been issued. Mr. Trudeau is our Chief Compliance Officer.

(4)	The 250,000 shares that may be offered and sold by this reoffer prospectus were granted on October 31, 2018, and vest in equal installments on an annual basis over a five year period from the date of grant. Within 60 days after March 22, 2019, none of the shares will have vested. Of the total grant, none of the shares have been issued. Mr. Kardum is our Chief Information Officer.

(5)	The 150,000 shares that may be offered and sold by this reoffer prospectus were granted on October 31, 2018, and vest in equal installments on an annual basis over a five year period from the date of grant. Within 60 days after March 22, 2019, none of the shares will have vested. Of the total grant, none of the shares have been issued. Ms. Barciz is our Chief Marketing Officer.

(6)	The 300,000 shares that may be offered and sold by this reoffer prospectus were granted on January 1, 2018, and vest in equally installments on an annual basis over a three year period from the date of the grant. Within 60 days after March 22, 2019, 100,000 of the shares will have vested. Of the total grant, 100,000 of the shares have been issued and 200,000 have not been issued. Mr. McGrath is an employee of the Company.

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PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of the common stock acquired by them pursuant to the restricted stock grants described herein. The selling stockholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling common stock or interests in common stock received after the date of this reoffer prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this reoffer prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock, from time to time, under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this reoffer prospectus. The selling stockholders also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they and we meet the criteria and conform to the requirements of that rule, including the requirements applicable to former shell companies.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying reoffer prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this reoffer prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this reoffer prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the common stock against certain liabilities, including liabilities arising under the Securities Act.

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DESCRIPTION OF SECURITIES

General

The following is a summary of our capital stock and certain provisions of our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, copies of which are on file with the SEC as exhibits to previous SEC filings. See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, which have been filed with and are publicly available from the SEC. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and applicable provisions of the Nevada Revised Statutes.

Common Stock

We are currently authorized to issue 150,000,000 shares of common stock, par value $0.001 per share. As of March 22, 2019, there were 46,731,912 shares of common stock outstanding. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. All outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

•	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions;

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders and for directors.

Preferred Stock

We are currently authorized to issue 25,000,000 shares of preferred stock, par value $0.001 per share. As of March 22, 2019, there were no shares of preferred stock outstanding. Our Board, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our Board can fix limitations and restrictions, if any, upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding.

Our Board had not authorized any series of preferred stock.

Anti-Takeover Provisions

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of two years following the date that the stockholder became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation, and, prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the two year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

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Section 78.416 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;

•	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;

•	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or

•	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

Issuance of Preferred Stock. The Company may issue up to an additional 25,000,000 shares of preferred stock on such terms and with such rights, preferences and designations, including, without limitation restricting dividends on its common stock, dilution of the voting power of its common stock and impairing the liquidation rights of the holders of its common stock, as the Board of Directors of the Company may determine without any vote of the stockholders. The issuance of such preferred stock, depending upon the rights, preferences and designations thereof may have the effect of delaying, deterring or preventing a change in control of the Company.

Transfer Agent and Registrar; Market Listing

The transfer agent for the Company’s common stock is Corporate Stock Transfer, Inc. Our common stock is traded on Nasdaq under the symbol “TPNL.”

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LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for 3PEA International, Inc. by Davis Gillett Mottern & Sims, LLC of Atlanta, Georgia.

EXPERTS

The consolidated balance sheets of 3PEA International, Inc. and subsidiaries as of December 31, 2018 and 2017 and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended, have been audited by Squar Milner LLP, an independent registered public accounting firm as stated in their report dated March 11, 2019 which is incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the Public Reference Room (Room 1580), 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website (www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our internet address is www.3pea.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended prior to the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018;

•	All other reports, if any, filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year ended December 31, 2018;

•	The description of our common stock contained in our Registration Statement on Form 10-SB filed with the SEC pursuant to Section 12(g) of the Exchange Act on September 16, 2010, including any amendment or report filed for the purpose of updating such description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

3PEA International, Inc.

1700 W. Horizon Ridge Parkway, Suite 200,

Henderson, Nevada 89012

(702) 453-2221

Email: mattinger@3pea.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.3pea.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses to be incurred by the Company in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee. We will pay all expenses in connection with the distribution of the shares of common stock being registered hereby.

SEC Registration Fee	$2,276
Accountants’ Fees and Expenses	3,000
Legal Fees and Expenses	2,000
Transfer Agent Fees and Expenses	–
Miscellaneous	–

Total Expenses	$7,276

Item 15.	Indemnification of Directors and Officers.

Under Article V.B of our Articles of Incorporation, we are required to indemnify and hold harmless, to the fullest extent permitted by Nevada law, our officers and directors.  Furthermore, Article V.C of our Articles of Incorporation, we are required to advance any expenses of an officer or director incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

Under Article VII of our Bylaws, we required to indemnify, to the fullest extent required by Nevada law, each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was our director or officer or member, manager, or managing member of a predecessor limited liability company or affiliate of such limited liability company, or is or was serving in any capacity at our request as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise or affiliate. Indemnification may not be made to or on behalf of an indemnitee if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action. Furthermore, we are required to advance expenses to an indemnitee in advance of a final disposition of the proceeding.

The indemnification provided by our Articles of Incorporation and Bylaws is not exclusive of any rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

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Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description of Exhibits

3.1	Amended and Restated Articles of Incorporation dated June 30, 2010 (1)

3.2	Amended and Restated By-Laws (2)

5*	Opinion of Davis Gillett Mottern & Sims, LLC

23.1*	Consent of Squar Milner LLP

23.2**	Consent of Davis Gillett Mottern & Sims, LLC

(1)	Incorporated by reference to our Registration Statement on Form 10 filed on September 16, 2010.

(2)	Incorporated by reference to our Current Report on Form 8-K filed on May 22, 2018

(3)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

* Filed herewith.

** Included within Exhibit 5.

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Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in this Item 17 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. That, for the purpose of determining liability under the Securities Act to any purchaser, if relying on Rule 430B, each prospectus filed by the registrant pursuant to Rule 424(b)3 shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date. If instead the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

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5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Henderson, Nevada on March 29, 2019.

3PEA INTERNATIONAL, INC.

Date: March 29, 2019	/s/ Mark Newcomer
By: Mark Newcomer, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Newcomer Mark Newcomer	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2019
/s/ Mark Attinger Mark Attinger	Chief Financial Officer (Principal Financial and Accounting Officer)	March 29, 2019
/s/ Dan Henry Dan Henry	Chairman and Director	March 29, 2019
/s/ Daniel Spence Daniel Spence	Chief Technical Officer and Director	March 29, 2019
/s/ Joan Herman Joan Herman	Chief Operating Officer and Director	March 29, 2019
/s/ Dennis Triplett Dennis Triplett	Director	March 29, 2019
/s/ Quinn Williams Quinn Williams	Director	March 29, 2019
/s/ Bruce Mina Bruce Mina	Director	March 29, 2019

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